 UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐          Preliminary Proxy Statement

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☐          Definitive Proxy Statement

☐          Definitive Additional Material

☒          Soliciting Material under §240.14a‑12

SERES THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following email was sent by Eric D. Shaff, President and Chief Executive Officer of Seres Therapeutics, Inc., Inc. to all employees on August 6, 2024.

Team,

I am pleased to share today that we have signed the asset purchase agreement, which includes a transition services agreement for VOWST with Nestle. With this achievement for our organization and VOWST patients now complete, we anticipate closing the deal by early to mid-fall while minimizing disruption for our patients, donors, employees, and other stakeholders. I am extremely proud of the life-changing therapy we have built together with VOWST, which many of our colleagues will continue to strengthen with Nestle's enthusiastic support.

Key highlights from the agreement:

•
Significantly enhances our cash runway and puts us in a position to continue our work to protect patients from life-threatening infections, including progressing SER-155 following next month’s readout of the Phase 1B study.

•	Retires our debt with Oaktree Capital Management.
•
Supports ongoing VOWST availability by Seres providing transition services through the first quarter of 2025 and manufacturing support through the end of 2025. Our contract with Bacthera will also be terminated at closing.

Here’s what you can expect next:

•
I’m pleased to share that today our People & Culture team and PDQS leaders will be communicating to PDQS employees whether they will be receiving an offer of employment from Nestle to continue supporting VOWST patients. I’d like to congratulate this group on their future endeavors in this promising next phase of their growth and development, and thank them for their continued extraordinary work and ongoing commitment to support VOWST patients.

•
After the SER-155 readout, which will help inform our next chapter, we’ll refine our strategic long-term plan and resources required to continue to support SER-155 and beyond in our mission to transform patient lives.

•
I am incredibly optimistic and energized about our future. Throughout the remainder of the year we plan to host more opportunities for employees to connect with each other and learn more about SER-155, the data we are currently processing for the readout at the end of September, and the potential transformative impact it can have on our patients, Company, and industry.

Thank you for the patience you have shown these last few months navigating ambiguity as we worked toward this exciting milestone. We’ll continue to communicate updates in the coming weeks, including hosting an Open Mic on August 12 to share more information and answer your questions. You can also read a copy of our press release here.

I look forward to connecting with all of you soon.

Eric

Important Additional Information About the Transaction and Where to Find It

This communication is being made in respect of the proposed transaction involving Seres Therapeutics, Inc., a Delaware corporation (“Seres”) and Société des Produits Nestlé S.A., a société anonyme organized under the laws of Switzerland (“SPN”). Seres intends to file with the Securities and Exchange Commission (the “SEC”), a proxy statement and other relevant documents in connection with a special meeting of Seres’ stockholders for purposes of obtaining, stockholder approval of the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Seres and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF SERES ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SERES AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Seres with the SEC at the SEC’s website at www.sec.gov or from Seres at its website at ir.serestherapeutics.com.

Participants in the Solicitation

Seres and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Seres’ stockholders in connection with the proposed transaction will be set forth in Seres’ definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by Seres’ stockholders. You may also find additional information about Seres’ directors and executive officers in Seres’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 5, 2024, Seres’ Definitive Proxy Statement for its 2024 annual meeting of stockholders, which was filed with the SEC on March 5, 2024, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward-Looking Statements

This communication contains “forward‑looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the proposed transaction. Forward-looking statements may be identified by the context of the statement and generally arise when Seres or its management is discussing its beliefs, estimates or expectations. Such statements generally include words such as “believes,” “plans,” “intends,” “targets,” “aims,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” “could,” “should,” “would,” “may,” “seeks,” “might,” “predicts,” “projects,” or other similar expressions, or the negative of these terms or comparable terminology. Forward‑looking statements are prospective in nature and are not based on historical facts, but rather on our current plans and expectations and projections of our management about future events and are therefore subject to risks and uncertainties, many of which are outside Seres’ control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward‑looking statements. Such risks and uncertainties include, without limitation: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement, including in circumstances requiring Seres to reimburse certain SPN expenses; (2) the failure of Seres to obtain stockholder approval for the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; (3) the effect of the announcement of the proposed transaction on Seres’ ability to retain and hire key personnel and maintain relationships with its customers, suppliers, advertisers, partners and others with whom it does business, or on Seres’ operating results and businesses generally; (4) the risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (5) the ability to meet expectations regarding the timing and completion of the proposed transaction, including with respect to receipt of required regulatory approvals; (6) the failure of Seres to receive conditional portions of the Transaction Consideration, including the Installment Payments and the Milestone Payments, as contemplated by the Purchase Agreement and the uncertainty of the timing of any receipt of any such payments; (7) the significant costs, fees and expenses related to the proposed transaction; (8) the disruption of management’s attention in delivering services under the Transaction Services Agreement; (9) the uncertainty of the quantum of Seres’ 50% share of the net profit/net loss during the profit sharing period of the Closing date until December 31, 2025 and the impact on Seres’ reported results and liquidity; (10) the uncertainty of the results and effectiveness of the use of proceeds from the proposed transaction; (11) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against Seres and/or its directors, executive officers or other related persons; and (12) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be completed within the expected time period or at all.

These and other risks and uncertainties are identified in more detail in Seres reports and filings with the SEC, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in Seres’ Annual Report on Form 10-K for the year ended December 31, 2023, Seres’ Quarterly Report on Form 10 Q for the fiscal quarter ended on March 31, 2024, filed with the SEC on May 8, 2024, and other subsequent periodic reports that Seres files with the SEC.

While the list of factors presented here is considered representative, this list should not be considered to be a complete statement of all potential risks and uncertainties. Any forward‑looking statements contained in this communication are made only as of the date of this filing, and we undertake no obligation to update forward‑looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by applicable law. Readers are cautioned not to place undue reliance on any of these forward‑looking statements.